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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant To Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): NOVEMBER 4, 2004

                                 ---------------

                                 NET2PHONE, INC.

                                 ---------------

             (Exact name of registrant as specified in its charter)

                                    000-26763
                                    ---------
                            (Commission File Number)

           DELAWARE                               22-3559037
           --------                               ----------
 (State or other jurisdiction of       (I.R.S. Employer Identification No.)
  incorporation or organization)

                                520 BROAD STREET
                            NEWARK, NEW JERSEY 07102
                            ------------------------
             (Address of principal executive offices, with zip code)

                                 (973) 438-3111
                                 --------------
              (Registrant's telephone number, including area code)


                          ----------------------------
                         (Former name or former address,
                          if changed since last report)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

 |_| WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT |_| SOLICITING MATERIAL PURSUANT TO RULE 14a-12 UNDER THE EXCHANGE ACT |_| PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14d-2(b) UNDER
     THE EXCHANGE ACT
 |_| PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13e-4(c) UNDER THE
     EXCHANGE ACT


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ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

Warrant Program.

As previously disclosed, Net2Phone, Inc. ("Net2Phone") has introduced a warrant incentive program, allowing selected cable operators to earn warrants to purchase shares of Net2Phone common stock. The Board of Directors has reserved up to five million shares for issuance under this plan. The execution of definitive agreements with cable operators that meet specific criteria will trigger warrant grants, which become exercisable as the cable operator reaches target telephony subscriber levels.

Execution of Definitive Agreement.

In connection with, and in consideration for, the execution of a cable telephony and license agreement on November 4, 2004, Net2Phone issued a warrant to Altice One ("Altice") for the purchase of 1,300,000 shares of Net2Phone's common stock. The terms of this warrant provide that at any time prior to December 31, 2011, Altice or its transferees may elect to receive up to 1,300,000 shares (subject to certain customary adjustments) of Net2Phone's common stock, at a purchase price per share equal to $5.93 (subject to certain customary adjustments). If prior to December 31, 2005, Altice expands its footprint such that Net2Phone's services will be offered to an additional 500,000 digital two-way capable households, over and above the 520,000 households on its current footprint, the exercise price will be reduced to the trailing 200 day trading average of Net2Phone's common stock as of the close of business on the date of the execution of the cable telephony agreement, which is $4.75. Only vested warrant shares can be exercised, and vesting is based on the number of customers subscribing to Net2Phone's telephony service in Altice's footprint. The shares subject to the warrant vest as follows: beginning with the quarter ended December 31, 2005, ten shares vest for each subscriber to Net2Phone's telephony service pursuant to the cable telephony and license agreement, and thereafter the warrant vests quarterly at a rate of ten shares per incremental net subscriber in existence on the last day of each calendar quarter until December 31, 2009.

Net2Phone has agreed to file with the Securities and Exchange Commission a registration statement on Form S-3 to register for resale the shares of common stock issued upon exercise of the Altice warrant. Net2Phone did not grant Altice demand or piggyback registration rights.

The issuance of the warrant was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), pursuant to Section 4(2) of the Act for transactions not involving a public offering and based on the fact that the warrant was issued to an accredited investor who had access to Net2Phone's financial and other relevant information. The issuance of the warrants did not involve the use of an underwriter and no commissions were paid in connection with the issuance of the warrants.




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         DATE: November 10, 2004
                                             NET2PHONE, INC.


                                             /s/Glenn J. Williams
                                             ---------------------------------
                                             By:  Glenn J. Williams
                                             Its: Executive Vice President of
                                                  Business and Legal Affairs,
                                                  General Counsel and
                                                  Secretary